UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2007
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	0-20310 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

1105 Peters Road, Harvey, Louisiana (Address of principal executive offices)	70058 (Zip Code)
(504) 362-4321
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of 2006 Annual Incentive Compensation
     On January 26, 2007, the Compensation Committee of the Board of Directors of Superior Energy Services, Inc. (the “Company”) approved 2006 annual cash bonus payments for the Company’s named executive officers (as that term is defined in Item 402(a)(3) of Regulation S-K). The Compensation Committee approved the bonus awards following an assessment of the Company’s achievement of its strategic, operational and financial related goals for 2006, as well as the performance of each executive officer during this period. The awards were made in accordance with the Company’s guidelines for its 2006 incentive bonus program, including a discretionary upward adjustment. The annual bonus payments were approved in the following amounts:

2006 Annual Bonus Payment
Terence E. Hall Chairman and Chief Executive Officer	$1,200,000

Kenneth L. Blanchard President and Chief Operating Officer	$487,000

Robert S. Taylor Chief Financial Officer, Executive Vice President and Treasurer	$375,000

Alan P. Bernard Senior Executive Vice President	$300,000

Gregory L. Miller Executive Vice President	$226,894

Approval of 2007 Annual Incentive Compensation Targets
     On January 26, 2007, the Compensation Committee approved the incentive compensation targets for its 2007 incentive bonus program. The parameters of the program provide for minimum, target and maximum cash bonus award levels, as a percentage of salary, based upon the achievement of 91.5%, 100% and 110.4% of an individual performance target.
     Managers of the Company’s business units are assigned a pre-tax target that either aligns with the corporate financial goals or the goals of their assigned business units. The bonus payout is weighted 100% on the corporate financial performance for those with corporate responsibilities. For those managers assigned to a particular business unit, it is weighted 80% on their business unit performance and 20% on the overall corporate performance.
     Depending on the financial performance of the business unit (or the achievement of corporate financial goals) relative to their targets, the bonus payout levels, which vary depending on the executive’s position, stated as a percentage of the officer’s salary, are as follows:

	Minimum	Target	Maximum
Position	(91.5% of Target)		(110.4% of Target)
CEO	45%	90%	180%
COO	37.5%	75%	150%
CFO	32.5%	65%	130%
Sr. EVPs	30%	60%	120%
EVPs	27.5%	55%	110%
Non-Executives	25%	50%	100%
     If the financial performance occurs at a level in between these factors, a sliding scale is used to estimate the appropriate payout factor, with adjustments for safety performance as discussed below.
     Assuming a particular officer qualifies for a bonus payout, the payout can either be reduced by a maximum of 25% if pre-determined “base” metrics are not met for each officer’s area of responsibility, or increased by a maximum of 12.5% for achieving “stretch” targets. The metric applicable to the Company’s executive officers is safety performance. Total Recordable Incident Rate (TRIR) and Lost Time Incident Rate (LTIR) will be used to measure safety performance for their area of responsibility.
     Under the terms of the Company’s incentive bonus program, any bonus amounts determined under the formulas described above may be adjusted in order to ensure that they are appropriate in light of the performance factors relevant to the particular officer, including discretionary adjustments based on other non-financial performance related metrics. All bonuses are approved by the Compensation Committee upon the recommendation of Company management.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

Dated: February 1, 2007